EXHIBIT 99.1

Cosmos Health Successfully Completes Acquisition of Cana Laboratories;

Anticipates to Record a Substantial Gain on Bargain Purchase

CHICAGO, IL / ACCESSWIRE / July 6, 2023 / Cosmos Health Inc. ("Cosmos Health" or the “Company”) (NASDAQ:COSM), a global healthcare group with proprietary lines of nutraceuticals and distributor of pharmaceuticals, branded generics, OTC medications and medical devices, announced today the successful closing of the acquisition of Pharmaceutical Laboratories CANA S.A., ("Cana"), a Greek pharmaceutical company that manufactures, sells, distributes, and markets original branded products researched and developed by leading global pharmaceutical and healthcare companies.

The purchase price for acquiring all of the outstanding shares of Cana was approximately $1.67 million, consisting of €800,000 in cash and $800,000 in stock, based on an issuance price of $17.25 per share. The acquisition price is considered to be significantly discounted to the current Fair Market Value (“FMV”) of Cana's intangible and tangible assets, which are currently valued in excess of $10 million, based on independent valuation reports and market comparables. Consequently, Cosmos Health anticipates recording a substantial gain on bargain purchase, when considering the equity investment of $1.67 million in comparison to the FMV of assets exceeding $10 million.

Greg Siokas, Chief Executive Officer of Cosmos Health, stated: “We are thrilled to announce the successful completion of the acquisition of Cana, a company with nearly a century of rich heritage and history. Cana has been entrusted by multinational companies such as AstraZeneca, Merck, Janssen, Nestle, Unilever, and Procter & Gamble, while also hosting an attractive portfolio of owned brands including pharmaceuticals, dermocosmetics such as Eleon Cosmetics, antiseptics such as C-Sept, food supplements, as well as an infant care organic product line, Biobebe.

“Our team worked diligently on this transformational acquisition, and we are confident that we can deliver significant value for our shareholders. We managed to secure a highly attractive acquisition price relative to the current FMV, which is several times higher. Moreover, we are very pleased that the sellers of Cana, who will remain on Cana's management team, believe in the value of our Company, and have accepted to receive Cosmos shares at a much higher price than the current market price. This is a strong vote of confidence.

“Moreover, as part of the transaction, we have also obtained ownership of Cana's 54,000 sq. ft production facility. This addition further strengthens our portfolio of attractive real estate, following the recent acquisition of the property that houses the operations of our subsidiary, Cosmofarm. Importantly, these properties are unencumbered, allowing us to raise attractively priced, non-dilutive capital if the need arises.

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“Cosmos is in execution mode. So far this year, we have successfully executed and completed three acquisitions: the distribution network of Bikas GP, which we project to add more than $10 million to our annual revenue; ZipDoctor, marking our entry into the telehealth space; and as of June 30, Cana, which benefits us through vertical integration and allows us to enter into lucrative contract manufacturing agreements with large multinational companies as clients. These contracts have high-profit margins, and we expect that they will materially enhance our cash flows. Let me also add that we are making progress on the acquisition of German-based Docpharm. We have executed a binding Letter of Intent, and we anticipate this acquisition will generate an additional $30 million in annual revenue by 2025, although there can be no assurance of same. In short, our annual revenue and operating cash flow are poised to increase materially as a result of the aforementioned acquisitions.”

Mr. Siokas concluded that “overall, the acquisition of Cana represents another significant stride in the right direction and propels our efforts to establish Cosmos as a leading diversified global healthcare group. We are also making substantial progress in R&D on multiple fronts, including innovative solutions for obesity and weight management, with clinical trials scheduled to commence in the fourth quarter of 2023. We remain fully committed to generating substantial value for our shareholders, who form the bedrock of our Company.”

About Pharmaceutical Laboratories CANA S.A.

Founded in 1928, Cana has manufactured and distributed a broad range of proprietary pharmaceutical and health-related products. Furthermore, it has operated as a trusted partner of multinational pharmaceutical companies such as AstraZeneca, Janssen, Merck, and Viatris, as well as some of the largest Fast-Moving Consumer Goods (FMCG) companies such as Nestle, Unilever, and P&G. In the last decade, Cana Laboratories' activities also ventured into medical devices, representing major medical technology companies such as Medtronic, Stryker, and others in the Greek market.

Cana's 54,000 sq. ft owned production facility located in Athens, Greece, is licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA) for the manufacture of pharmaceuticals, food supplements, cosmetics, biocides, and medical devices. It boasts a range of production lines capable of manufacturing solids, orals, semi-solids, and liquids. The company holds ISO 9001:2015 certification. Cana serves a diverse customer base, including public and private hospitals, pharmacies, supermarkets, wholesalers, and more. Moreover, their exclusive product portfolio comprises pharmaceuticals, dermocosmetics, antiseptics, food supplements, and an organic product line for infant care called Biobebe.

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM) is a global healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products "Sky Premium Life" and "Mediterranation." Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and OTC medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the R&D of novel patented nutraceuticals (IP) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos Health has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Health has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK. More information is available at www.cosmoshealthinc.com and www.skypremiumlife.com.

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Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could", are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company's ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company's business, operations and the economy in general, and the Company's ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's filings with the SEC, which are available at the SEC's website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

+44 207 0971 653

SOURCE: Cosmos Health Inc.

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